Exhibit 10.10

                       CONSULTING AND SEVERANCE AGREEMENT


      CONSULTING AND SEVERANCE AGREEMENT, dated December 29, 1998, between GP Strategies Corporation, a Delaware corporation with an address at 9 West 57th Street, Suite 4170, New York, New York 10019 (the "Company"), and Martin M. Pollak with an address at 16 Springwood Path, Syosset, New York 11791 ("Pollak").

      WHEREAS, Pollak is a founder, and since 1959 has been Executive Vice President, Treasurer, and a Director, of the Company; and

      WHEREAS, Pollak is employed by the Company pursuant to an Employment Agreement, dated May 19, 1995, as amended, between the Company and Pollak (the "Employment Agreement"); and

      WHEREAS, Pollak wishes to retire from the Company and, in connection therewith, the Company desires to provide certain severance to Pollak and, following the expiration of the term of the Employment Agreement, to engage Pollak to perform services for the Company, and Pollak desires to perform such services, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Term. The Company agrees to engage Pollak, and Pollak agrees to serve, on the terms and conditions of this Agreement for a period commencing on June 1, 1999, and ending May 31, 2004. The period during which Pollak is employed hereunder is hereinafter referred to as the "Consulting Period."

      2. Duties and Services. During the Consulting Period, Pollak shall consult with the officers and directors of the Company with respect to the business and finance of the Company, as may be reasonably requested by the Company from time to time. In performance of his duties, Pollak shall be subject to the direction of the Board of Directors and the chief executive officer of the Company. Pollak agrees to his engagement as described in this Section 2 and agrees to devote such of his time and efforts to the performance of his duties under this Agreement as shall be reasonably necessary for the performance thereof.

      3. Consulting Fee. As compensation for his services hereunder, the Company shall pay Pollak, during the Consulting Period, a consulting fee payable every two weeks in equal installments at the annual rate of $200,000. Pollak will be an independent contractor and, as such, his consulting fee will not be subject to withholding.

      4. Stock Grant. As severance and in consideration of services rendered to the Company, the Company shall, on the Exchange Date (as defined in the Agreement, dated the date hereof, among Pollak, the Company, and Jerome I. Feldman (the "Triparty Agreement")), or such later date that such shares are approved for listing on the New York Stock Exchange, Inc., issue to Pollak a number of shares of the common stock, par value $.01 per share, of the Company (rounded to the nearest lesser whole share) having a market value (based on the Average Closing Price (as defined in the Triparty Agreement) on the Exchange
Date) equal to $700,000. The Company shall use its reasonable best efforts to obtain as soon as possible the approval of the listing of such shares on the New York Stock Exchange, Inc. The Company shall issue or cause to be issued a stock certificate for such shares as promptly as practicable after the date of issuance. Pollak shall be entitled to certain registration rights with respect to such shares as provided in the Triparty Agreement.

      5. Benefits. (a)(i) As of the date on which the Consulting Period commences, the Company shall assign to Pollak the life insurance policy currently maintained by the Company with respect to Pollak in the face amount of $2,000,000 (the "Assigned Policy"). On the date of such assignment, all premiums owing on the Assigned Policy shall be paid, there shall be no outstanding loans against the Assigned Policy, and the Company shall have no claims against Pollak for premiums paid on the Assigned Policy with respect to the period prior to the Consulting Period. The Company shall take such actions and execute such documents as are necessary to effect such assignment.

      (ii) During the Consulting Period, the Company shall pay all premiums on the Assigned Policy. Upon Pollak's death, Pollak's estate or beneficiary shall repay the Company the amount the Company has paid in premiums on the Assigned Policy with respect to the Consulting Period (unless Pollak has previously assigned the Assigned Policy back to the Company in accordance with Section 5(a)(iii)) but not the amount the Company has paid in premiums on the Assigned Policy with respect to the period prior to the Consulting Period.

      (iii) During the Consulting Period, Pollak shall not terminate, surrender, take a loan against, or take any other action that affects the Assigned Policy. Pollak shall not assign ownership of the Assigned Policy to any person other than the Company, whether during or after the Consulting Period. After the end of the Consulting Period, Pollak shall not terminate, surrender, take a loan against, or take any other action that affects the Assigned Policy, or fail to pay the premiums thereon (any such event being a "Surrender"), without providing the Company 30 days advance notice of intention to Surrender. If Pollak determines to Surrender the Assigned Policy, the Company may, by notice to Pollak within such 30-day period, elect to pay the premiums thereafter due on the Assigned Policy, in which event Pollak shall not Surrender the Assigned Policy, Pollak's interest in the Assigned Policy shall cease, and Pollak shall promptly assign ownership of the Assigned Policy back to the Company. If the Company does not elect to pay such premiums and Pollak Surrenders the Assigned Policy, Pollak shall repay the Company any amount received by Pollak upon such Surrender up to the amount the Company has paid in premiums on the Assigned Policy with respect to the Consulting Period but not the amount the Company has paid in premiums on the Assigned Policy with respect to the period prior to the Consulting Period.

      (b) As of the date on which the Consulting Period commences, the Company will assign to Pollak the life insurance policy currently maintained by the Company with respect to Pollak in the face amount of $1.435 million if Pollak pays the Company the then cash surrender value of the policy. If Pollak makes such payment, the Company shall take such actions and execute such documents as are necessary to effect such assignment and will have no further interest in such policy. If Pollak does not make such payment, Pollak will have no further interest in such policy and the Company will not be required to pay any premiums on such policy after the commencement of the Consulting Period.

      (c) During the Consulting Period, Pollak will be entitled to participate in the Company's medical, dental, and hospitalization insurance plans or to receive equivalent coverage at the same expense to him, it being understood that wherever Pollak determines that it is possible Medicare will be Pollak's primary coverage.

      (d) During the Consulting Period, Pollak shall be entitled to retain the use of the automobile currently leased by the Company for his use until the end of the current lease term. After such lease term expires and until the end of the Consulting Period, the Company shall lease an automobile for Pollak's use, provided that the new lease costs shall not exceed the costs under the current lease. The Company shall pay the insurance and operating expenses with respect to any such automobile on a consistent basis with how such insurance and operating expenses were paid by the Company pursuant to the Employment Agreement.

      (e) The Company shall provide Pollak the use of his current office and with secretarial support until the earlier of the end of the Consulting Period and such date, if any, as the Company shall vacate its current office space.

      6. Expenses. Pollak shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

      7. Representations and Warranties of Pollak. Pollak represents and warrants to the Company that (a) Pollak is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Pollak is under no physical or mental disability that would hinder his performance of duties under this Agreement.

      8. Confidential Information. All confidential information which Pollak may now possess, may obtain during or after the Consulting Period, or may create prior to the end of the period he is engaged by the Company under this Agreement or otherwise relating to the business of the Company or any of its subsidiaries or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his engagement or used by him except during the Consulting Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. If requested by the Company, Pollak shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his engagement.

      9. Termination. (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Consulting Period, Pollak shall be convicted of a crime involving moral turpitude, shall commit any act involving dishonesty, disloyalty, or fraud with respect to the Company, or shall be grossly negligent or engage in willful misconduct with respect to the Company, then, and in each such case, the Company shall have the right to give notice of termination of Pollak's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified. In such event, Pollak shall be entitled to receive only his consulting fees at the rate provided in Section 3 to the date on which termination shall take effect, and the Consulting Period shall then end.

      (b) If Pollak shall die during the Consulting Period, his estate or beneficiary shall be entitled to receive the consulting fees at the rate provided in Section 3 to May 31, 2004. If Pollak shall die prior to the commencement of the Consulting Period, his estate or beneficiary shall be entitled to receive the consulting fees at the rate provided in Section 3 to the date which is the fifth anniversary of the date of his death.

      10. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements between them concerning such subject matter, in each case except as provided in the Triparty Agreement. This Agreement may be modified only by a written instrument duly executed by each party.

      11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Notice to the estate of Pollak shall be sufficient if addressed to Pollak as provided in this Section 11. Any notice shall be deemed given at the time of receipt thereof.

      12. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      13. Binding Effect. Pollak's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Pollak's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Pollak and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

      14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 13).

      15.  Headings.   The  headings  in  this  Agreement  are  solely  for  the
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      16. Legal Fees. In the event Pollak prevails in any legal action (including arbitration) relating to this Agreement or any breach or alleged breach hereof, Pollak shall be entitled to recover from the Company all reasonable legal fees and expenses incurred by him in connection with such action.

      17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

      18. Arbitration. Any dispute or controversy arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration to be held in the City of New York in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the federal and state courts located in the State of New York courts for this purpose.



      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          GP STRATEGIES CORPORATION

                                          By



                                             Martin M. Pollak